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FOR IMMEDIATE RELEASE           INVESTOR CONTACT: Rod Dorsey
                                                  Predictive Systems, Inc.
                                                  212-659-3468

                                   MEDIA CONTACT: Carrie Dillon
                                                  Predictive Systems, Inc.
                                                  212-659-3476

                 PREDICTIVE SYSTEMS TO ACQUIRE GLOBAL INTEGRITY

 Proposed Merger Positions Predictive Systems as a Global Leader in Burgeoning
                          Information Security Market

         New York, NY - October 18, 2000 - Predictive Systems, Inc. (NASDAQ:
PRDS), a leading network infrastructure consulting firm, today announced it has entered into a definitive agreement to acquire Global Integrity Corporation, a wholly-owned subsidiary of Science Applications International Corporation
(SAIC), in a stock and cash transaction valued at approximately $107.6 million.

            Under the terms of the agreement, Predictive Systems will issue approximately 5.8 million shares of its common stock and up to approximately $28.5 million of cash in exchange for all of Global Integrity's shares and outstanding options. If Global Integrity achieves certain performance conditions in calendar year 2001, an additional approximately $14.0 million in value will be paid in cash and additional options. The acquisition will be accounted for as a purchase and is expected to close within 60 days. The acquisition has been approved by both companies' Boards of Directors and is subject to various closing conditions.

         The acquisition of Global Integrity, which provides information security services to Fortune and Global 100 corporations, significantly enhances Predictive Systems' client base and service offerings. Furthermore, the acquisition will expand the company's global footprint with the addition of 130 employees and an office in Japan.

         "While the Internet age has created unprecedented new opportunities for businesses, it has also brought about new vulnerabilities and increased risks," said Robert Belau, co-founder and president of Predictive Systems. "In many cases, the rapid rate at which corporations have come to rely on large, distributed networks has outpaced the implementation of sound security practices for their mission-critical systems."

         "With only a handful of firms capable of providing sophisticated security services on a global scale, Predictive Systems' acquisition of Global Integrity - one of the top information security firms in the world - strongly positions us to become a formidable leader in this high-growth global market," he continued.

         "Combining Predictive Systems' top-tier network architecture and management capabilities with Global Integrity's reputation and expertise in information security services will provide incredible value and a consistent set of security methodologies and services to clients around the world in industries ranging from financial services to telecommunications," said Duane Andrews, corporate executive vice president of SAIC and chairman of Global Integrity. "We believe the combined entity will provide significant value to clients, stockholders, and employees."

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         Both Predictive Systems' and Global Integrity's Information Security
practices are focused on ensuring that the confidentiality, integrity, and availability of all data and systems on businesses' networks are protected. Together, the distinguished professionals in the combined organization will provide a comprehensive suite of services, including:

         o        Information security risk assessments
         o        Information security policy development
         o        PKI and security system architecture and implementation
         o Crisis management services, such as incident response, cyber forensics, cyber litigation, and cyber profiling
         o        Vulnerability testing
         o        Security product analysis

         With the acquisition, Predictive Systems' service offerings will be expanded to include Global Integrity's growing Electronic Services (E-Services) capabilities. Global Integrity's E-Services include monitoring of Web systems, firewalls, VPNs, and intrusion detection systems, as well as Information Sharing and Analysis Centers (ISAC) which provide clients with early warnings for cyber threats and vulnerabilities. Additionally, Global Integrity operates the Financial Services Security Labs (FSSL) on behalf of the Banking Industry Technology Secretariat (BITS) and the Financial Services Roundtable.

         Predictive Systems was advised by Robertson Stephens and SAIC and Global Integrity were advised by J.P. Morgan & Co.

About Global Integrity Corporation

Global Integrity Corporation, a wholly owned subsidiary of Science Applications International Corporation (SAIC) incorporated in 1998, began operations was in 1996 as the SAIC Center for Information Protection. Global Integrity's client base includes Fortune and Global 100 financial, security, insurance, healthcare and diversified financial corporations worldwide. With offices in the United States, United Kingdom and Japan, Global Integrity employs more than 100 of the top information security professionals in the industry. Headquartered in Reston, Va., Global Integrity provides a full complement of e-business security monitoring, incident response, consulting, engineering and information sharing services to global financial institutions and major corporations with electronic operations worldwide. Through groundbreaking initiatives such as the Financial Services Security Lab and Information Sharing and Analysis Centers (ISAC), Global Integrity has proven itself to be the leader in the nation's Critical Infrastructure Protection. More information about Global Integrity can be found at www.globalintegrity.com.

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About SAIC

SAIC, a Fortune 500 company, is the nation's largest employee-owned research and engineering company, providing information technology, systems integration and eBusiness products and services to commercial and government customers. SAIC engineers and scientists work to solve complex technical problems in telecommunications, national security, health care, transportation, energy, the environment and financial services. With annual revenues exceeding $5.5 billion, SAIC and its subsidiaries, including Telcordia Technologies, have more than 41,000 employees at offices in more than 150 cities worldwide. More information about SAIC can be found on the Internet at www.saic.com.

About Predictive Systems

Predictive Systems, Inc. (NASDAQ: PRDS) is a leading network infrastructure architect focused on building fast, reliable, secure networks for service providers and global enterprises. The firm's BusinessFirst approach maps technology solutions to business goals. Predictive Systems' clients include Bear Stearns, BellSouth, Cisco Systems, DLJdirect , First Union National Bank, Pfizer, Qwest Communications, and WorldCom. Headquartered in New York City, Predictive Systems has regional offices throughout the United States. In Europe, it has offices in London and Amsterdam. For additional information, please contact Predictive Systems at 1-800-770-4958 or visit its home page at www.predictive.com.

Predictive Systems, the Predictive Systems logo, BusinessFirst, e-frastructure, e-readiness, and e-xplain are trademarks or registered trademarks of Predictive Systems, Inc. All other brands or product names are trademarks or registered trademarks of their respective companies.

This press release contains statements of a forward-looking nature relating to future events or future financial results of Predictive Systems. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements, including the matters set forth in Predictive Systems' reports, Predictive Systems' ability to integrate the operations of Global Integrity into its operations, Predictive Systems' ability to realize the expected benefits from the acquisition, Predictive Systems' ability to maintain its position in the industry, and the matters set forth in Predictive Systems' other documents filed from time to time with the Securities and Exchange Commission.

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